CHEUNG LABORATORIES, INC.

                                     BY-LAWS


                                   ARTICLE I.
                                  STOCKHOLDERS

Section 1.        ANNUAL MEETING

                  The annual meeting of the stockholders of the Corporation shall be held during the month of January of each year at such time as the Board of Directors shall, in their discretion, fix. The business to be transacted at the annual meeting shall include the election of directors, consideration and action upon the report of the President, and any other business within the power of the Corporation.

Section 2.        SPECIAL MEETING

                  At any time in the intervals between annual meetings, a special meeting of the stockholders may be called by the President or by the Board of Directors.

Section 3.        NOTICE OF MEETING

                  Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by presenting it to him personally, by leaving it at his residence or usual place of business, or by mailing it to him at his address as it appears on the records of the Corporation.

                  No business shall be transacted at a special meeting save that specially named in the notice.

                  Notwithstanding the foregoing provisions, each person entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders meetings, or is present at the meeting in person or by proxy.


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Section 4.        QUORUM

                  At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting unless more than a majority of votes is required by statute, by the Charter of the Corporation, or by these By-Laws.

                  In the absence of a quorum, a majority of the shares represented in person or by proxy may adjourn the meeting from time to time not exceeding a total of sixty (60) days without further notice other than by announcement at such meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

Section 5.        VOTING

                  Each share of common stock will be entitled to one vote, unless the Charter of the Corporation provides for a greater or lesser number of votes per share or limits or denies voting rights.

Section 6.        PROXIES

                  At all meetings of stockholders, a stockholder may vote the shares owned of record by him either in person of by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 7.        PLACE OF MEETING

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                  The Board of Directors may designate any place,  either within or without the State of Maryland, as the place of meeting for any annual or special meeting of stockholders.

Section 8.        CONDUCT OF MEETINGS

                  Meetings of stockholders shall be presided over by the Chairman of the Board, if one be elected and is present at the meeting or, if not, by the President of the Corporation or, if he is not present, by a Vice President of the Corporation or, if he is not present, by a Vice President, or, if no Vice President is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary, shall act as secretary of such meetings. In the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

Section 9.        INFORMAL ACTION BY STOCKHOLDERS

                  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders' meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.


                                   ARTICLE II.
                                    DIRECTORS

Section 1.        POWERS

                  The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by statute, by the Charter of the Corporation, or by these By-Laws expressly conferred upon or reserved to the stockholders.

Section 2.        NUMBER AND TENURE


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                  The number of Directors  shall be three (3),  which number may be altered by a majority of the entire Board of Directors, provided that it shall never be less than three (3) nor more than nine (9). Each Director shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and shall have qualified. The number of Directors may be increased or decreased by the affirmative bote of not less than two-thirds (2/3) of the entire Board of Directors, but the action may not affect the tenure of office of any Director.

Section 3.        VACANCIES

                  Any vacancy occurring in the Board of Directors, other than one occurring because of an increase in the number of Directors, may be filled by the affirmative bote of a majority of the remaining Directors. Any vacancy occurring in the Board of Directors due to an increase in the number of Directors may be filled by a majority of the entire Board of Directors. A Director elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies.

Section 4.        REGULAR MEETING

                  The Board of Directors shall meet for the purpose of organization, the election of Officers, and the transaction of other business as soon as practicable after each annual meeting of stockholders. Other regular meetings of the Board of Directors shall be held at such times and such places, either within or without the State of Maryland, as may be designated from time to time by the Board of Directors.

Section 5.        SPECIAL MEETING

                  Special meetings of the Board of Directors may be called by the President or by any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any time and place, either within or without the State of Maryland, as the time and place for holding the special meeting of the Board of Directors called by them.

Section 6.        NOTICE

                  Notice of every regular or special meeting of the Board shall be given to each Director by written notice stating the time and place of the

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meeting.  Notice is given to a Director when it is delivered  personally to him, left at his residence of usual place of business, or sent by telegraph, at least twenty-four (24) hours before the time of the meeting or, in the alternative, be mailed to his address as it appears on the records of the Corporation at least seventy-two (72) hours before the time of the meeting. Any Director may waive notice of any meeting by written waiver filed with the records of the meeting, either before or after the holding thereof. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.        QUORUM

                  Unless otherwise provided by statute, by the Charter of the Corporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8.        MANNER OF ACTING

                  The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, by the Charter of the Corporation, or by these By-Laws.

Section 9.        COMPENSATION

                  By resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be paid to the Directors for attendance at meetings of the Board of Directors or of committees thereof. Other compensation for their services as such or on committees of the Board of Directors may also be paid to Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.       INFORMAL ACTION

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                  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 11.       MEETING BY CONFERENCE TELEPHONE

                  Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participating in a meeting by these means constitutes presence in person at a meeting.


                                  ARTICLE III.
                                   COMMITTEES

Section 1.        COMMITTEES

                  The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more Directors and delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors, except the power to declare dividends or distributions on stock approve any merger or share exchange which does not require stockholder approval, amend the By-Laws, issue stock other than as permitted by statute, or recommend to the stockholders any action which requires stockholder approval. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority od those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in place of an absent member. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Article II, Section 11.

Section 2.        MINUTES

                  Each committee shall keep minutes of its proceedings and report the same to the Board of Directors as and when required by the Board.

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Section 3.        EMERGENCY

                  In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation under the direction of its Directors and Officers as contemplated by its Charter and By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Article III, Section 1. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be Officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section 3. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the By-Laws (other than this Section 3) and any resolutions which are contrary to the provisions of this Section 3 or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section 3 that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.


                                   ARTICLE IV.
                                    OFFICERS

Section 1.        EXECUTIVE OFFICERS

                  The Corporation shall have a President, who shall be a Director of the Corporation, a Secretary, and a Treasurer. It may also have a Chairman of the Board, who shall be a Director of the Corporation, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may elect. Any two offices may be held by the same person, except those of President and Vice President, but no Officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by any two or more Officers.

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Section 2.        ELECTION AND TENURE

                  The Officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders, or as soon after such first meeting as may be convenient. Each Officer shall hold office for such period, not to exceed one
(1) year, as the Board of Directors may fix or until his successor shall have been duly elected and shall have qualified.

                  The Board of Directors may, at any time, and from time to time, authorize the making or adoption by the Corporation of special contracts with an Officer for services of such Officer for a fixed period and on such terms and conditions, and with such powers, duties and compensation, as may be fixed by such contract, and may elect such Officer for such term or terms, whether exceeding one (1) year or not, as may be specified by such contract.

Section 3.        REMOVAL

                  Any Officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.        VACANCIES

                  A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.        CHAIRMAN OF THE BOARD

                  The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors.

Section 6.        PRESIDENT


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                  The President shall be elected from the Board of Directors and shall, in the absence of the Chairman of the Board, preside at all meetings of the Board and of the stockholders at which he is present. He shall be the chief executive office of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and administer all of the business and affairs of the Corporation. In general, the President shall have all powers and shall perform all duties incident to the office of President and such as may from time to time be prescribed by the Board of Directors.

Section 7.        VICE PRESIDENTS

                  The Vice President or Vice Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties, and have such additional descriptive designations (if any) in their titles as may be assigned by the Board of Directors or the President.

Section 8.        THE SECRETARY

                  The Secretary shall in general have all powers and perform all duties incident to the office of Secretary and such as may from time to time be prescribed by the Board of Directors or by the President.

Section 9.        THE TREASURER

                  The Treasurer shall have general charge of the financial affairs of the Corporation. He shall in general have all powers and perform all duties incident to the office of Treasurer and such as may from time to time be prescribed by the Board of Directors or by the President.

Section 10.       ASSISTANT OFFICERS

                  The Assistant Vice Presidents shall have such duties as may from time to time be assigned to them by the Board of Directors or the


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President.  The Assistant Secretaries shall have such duties as may from time to time be assigned to them by the Board of Directors or the Secretary. The Assistant Treasurers shall have such duties as may from time to time be assigned to them by the Board of Directors of the Treasurer.

Section 11.       OTHER OFFICERS

                  Such other officers as may be elected by the Board of Directors shall have such powers and perform such duties as the Board may from time to time prescribe.

Section 12.       SALARIES

                  The salaries of the Officers shall be fixed from time to time by the Board of Directors, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 13.       SPECIAL APPOINTMENTS

                  In the absence or incapacity of any Officer, or in the event of a vacancy in any office, the Board of Directors may designate any person to fill any such office pro tempore or for any particular purpose.


                                   ARTICLE V.
                                      SEAL

                  The seal of the Corporation shall be circular in form with the words "CHEUNG LABORATORIES, INC." in the periphery and the words and figures "INCORPORATED 1982 MARYLAND" in the center.


                                   ARTICLE VI.
                                      STOCK

Section 1.        CERTIFICATES OF STOCK

                  Certificates representing shares of the Corporation shall   be
in such form as shall be determined by the Board of Directors. Each certificate shall be signed,

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manually or by facsimile, by the President or a Vice President and countersigned by the Secretary or the Treasurer and shall be sealed with the corporate seal or a facsimile of it. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.        TRANSFER OF SHARES

                  Transfer of shares of the Corporation shall be made only on its stock transfer books by the holder of record thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes. The Board of Directors shall have power and authority to make such other rules and regulations as it may deem necessary or appropriate concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

Section 3.        FIXING DATE FOR DETERMINATION OF STOCKHOLDERS'
RIGHTS

                  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or the stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Only stockholders of record on such date shall be entitled to notice of, and to vote at, such meeting or to receive such dividends or rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.



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                                  ARTICLE VII.
                                   AMENDMENTS

                  The By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by a majority of the entire Board of Directors.


                                  ARTICLE VIII.
                                   FISCAL YEAR

                  The fiscal year of the Corporation shall end on September 30 of each year.


                                   ARTICLE IX.
                                 INDEMNIFICATION

Section 1.        DEFINITIONS

                  As used in this  Article  IX,  any  word or words  defined  in
Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the "Indemnification Section"), shall have the same meaning as provided in the Indemnification Section.

Section 2.        DIRECTORS AND OFFICERS

                  The Corporation shall indemnify and advance expenses to a Director or Officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

Section 3.        OTHER EMPLOYEES AND AGENTS

                  With respect to an employee or agent, other than a Director of Officer, of the Corporation, the Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.


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                                   ARTICLE X.
                                WAIVER OF NOTICE

                  Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these ByLaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, sighed by the person or persons entitled to such notice, whether before of after the time stated therein, shall be deemed equivalent to the giving of such notice.



                                   ARTICLE XI.
                                   AMENDMENTS

                  These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of the stockholders representing a majority of all shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.



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